UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7030
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement.

On April 30, 2020, Carbon Appalachia Enterprises, LLC and Nytis Exploration (USA) Inc. (collectively, the “Borrowers”) (each of which is a subsidiary of Carbon Energy Corporation (“Carbon” or the “Company”), a Delaware corporation), entered into a Fourth Amendment (the “Amendment”) of the Amended and Restated Credit Agreement dated as of December 31, 2018, by and among the Borrowers, Prosperity Bank (successor by merger to LegacyTexas Bank), as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (as amended, the “Credit Agreement”). Pursuant to the Amendment, Borrowers, the Administrative Agent and such lenders agreed to amend certain provisions of the Credit Agreement (described below).

Pursuant to the Amendment, the parties agreed that the dates by which the Borrowing Base would be automatically reduced by a further $2 million are changed from April 30, 2020 to May 31, 2020 and from May 1, 2020 to June 1, 2020.

The above description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

10.1*	Fourth Amendment to the Amended and Restated Credit Agreement, dated April 30, 2020

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON ENERGY CORPORATION
May 6, 2020
	By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer